SUCCESS BANCSHARES, INC.

                            STOCK OPTION AGREEMENT
                              (NON-TRANSFERABLE)

     Success Bancshares, Inc., a Delaware corporation (the "Company"), hereby grants to Marlene Sachs (the "Optionee") an option to purchase a total of 7,500 shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company's 1995 Stock Option Plan (the "Plan") applicable to stock options which terms and provisions are hereby incorporated by reference herein. Unless otherwise defined or the context herein otherwise requires, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

     1    NATURE OF THE OPTION. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. DATE OF GRANT; TERM OF OPTION. This Option is granted as of September 23, 1998, and it may not be exercised later than September 23, 2008.

     3. OPTION EXERCISE PRICE. The Option exercise price is $13.875 per Share, which price is not less than the fair market value thereof on the date this Option was granted.

     4. EXERCISE OF OPTION. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

          (a) RIGHT TO EXERCISE. The total number of Shares subject to this Option is 7,500. Subject to the foregoing and the limitations contained herein and in the Plan, this Option shall vest and be exercisable, cumulatively, as follows:

          Number of Shares Exercisable       First Date Option is Exercisable
               1,875                              September 23, 1999
               1,875                              September 23, 2000
               1,875                              September 23, 2001
               1,875                              September 23, 2002

; provided, however, that, upon any Change of Control (as defined in the Plan), this Option shall become immediately exercisable as to all Shares remaining subject to this Option and all restrictions on vesting shall terminate.

          (b)  METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of
Shares in respect to which this Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan.  Such written notice shall be signed by the
Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice shall be accompanied by payment of the exercise price.  The exercise price may be paid: (i) in cash; (ii) by check; (iii) by delivering certificates of other shares of Common Stock of the Company; (iv) by transferring shares of Common Stock of the Company to the Company's transfer agent for delivery to the Company provided that the written notice of exercise



is accompanied by a written acknowledgment by the Optionee that the Optionee has instructed her broker dealer to transfer such shares and such transfer is confirmed by a letter from such broker dealer acknowledging that the Optionee has directed such broker dealer to transfer such shares; (v) by Optionee simultaneously exercising this Option and selling the Shares thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Board (which approval shall not be unreasonably withheld) and to use the proceeds from such sale to pay the exercise price and any federal, state and local taxes required to be withheld as a result of such exercise; or (vi) by any other method of payment approved by the Company's Board of Directors. For purposes of clauses (iii) and (iv), the value of the shares of Common Stock of the Company delivered, or to be delivered, as payment of the exercise price shall be the closing price per share of the Company's Common Stock on the last business day prior to the date the written notice is actually received and acknowledged as received by the Company. Upon receipt of payment, the Company shall deliver to Optionee or the person exercising this Option for Optionee, an appropriate certificate or certificates for fully paid nonassessable Shares. For purposes of clause (iv), should any Optionee fail to have the number of shares required to pay the exercise price delivered to the Company's transfer agent within 90 days, this Option, with respect to the number of shares stated in the written notice, will terminate and be deemed to be forfeited by the Optionee. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan and/or as required under applicable law. This Option may not be exercised for a fraction of a share.

          (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required by any applicable law or regulation.

          (d) NO SHAREHOLDER RIGHTS BEFORE EXERCISE AND ISSUANCE. No rights as a shareholder shall exist with respect to the Shares subject to the Option as a result of the grant of the Option. Such rights shall exist only after issuance of a stock certificate in accordance with Article V, Section J of the Plan following the exercise of the Option as provided in this Agreement and the Plan.

          (e) TERMINATION OF EMPLOYMENT. In the event that the Optionee ceases to be an employee of the Company or an Affiliate, the exercisability of the Option is subject to the provisions of Article V, Section G of the Plan.

     5. INVESTMENT REPRESENTATIONS. In connection with the acquisition of this Option, the Optionee represents and warrants as follows:

          (a) The Optionee is acquiring this Option, and upon exercise of this Option, she will be acquiring the Shares, for investment for her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

          (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of her business or financial experience, has, and could be reasonably assumed to have, the capacity to evaluate the merits and risks of purchasing Common Stock of the Company and to make an informed investment decision with



respect thereto and to protect Optionee's interests in connection with the acquisition of this Option and the Shares.

     6. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any compensation or other consideration payable to the Optionee, any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option; and, if such compensation or consideration is insufficient, the Company may require Optionee to pay to the Company an amount sufficient to cover such withholding tax liability.

     7. NONTRANSFERABILITY OF OPTION. This Option may not be transferred, assigned, pledged or hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and is not subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option or of any rights granted hereunder, or the levy of any attachment or similar process upon this Option or such rights, will be null and void. This Option may be exercised during the lifetime of the Optionee only by such Optionee or her legal guardian. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

     8.   CONTINUATION OF EMPLOYMENT. Neither the Plan nor this Option shall
(a) confer upon the Optionee any right whatsoever to continue in the employment of the Company or any Affiliate or (b) limit or restrict in any respect the rights of the Company, which rights are hereby expressly reserved, to terminate the Optionee's employment and compensation at any time for any reason whatsoever, with or without cause, in the Company's sole discretion and with or without notice.

     9. THE PLAN. This Option is subject to, and the Company and the Optionee agree to be bound by, all the terms and conditions of the Company's Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without her consent, of this Option or any rights hereunder. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection at the Company's principal office during business hours by the Optionee or the persons entitled to exercise this Option.

     10. ENTIRE AGREEMENT. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Optionee with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Optionee.

                              SUCCESS BANCSHARES, INC., a Delaware corporation
Dated as of: September 23, 1998         By:  /s/ Christa N. Calabrese
                                   ---------------------------------
                              Name:  Christa N. Calabrese
                              Title:  Chief Operating Officer